Exhibit 10.1

CONVERTIBLE PREFERRED STOCK AND WARRANT

SECURITIES PURCHASE AGREEMENT

This Convertible Preferred Stock and Warrant Securities Purchase Agreement, dated as of July 16, 2020 (this “Agreement”), is entered into by and among AzurRx BioPharma, Inc., a Delaware corporation (the “Company”), and the other signatories hereto (each an “Investor” and collectively, the “Investor”).

RECITALS

A.           On the terms and subject to the conditions set forth herein, the Investors are willing to purchase from the Company and the Company is willing to issue and sell to the Investors, at a purchase price of $7,700.00 per share (the “Per Share Purchase Price”), up to an aggregate of Seventeen Million Three Hundred Thousand Dollars ($17,300,000) of shares (the “Series B Shares”) of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), subject to increase to up to an aggregate of Twenty Two Million Eight Hundred Thousand Dollars ($22,800,000), at the sole option of the Company, to the extent of oversubscriptions, with such shares of Preferred Stock having the relative rights, preferences and designations set forth in the Certificate of Designations, Preferences and Rights set forth in Exhibit A attached hereto (the “Certificate of Designation”);

B.           Up to an aggregate of Ten Million Dollars ($10,000,000), subject to increase to up to an aggregate of Fifteen Million Five Hundred Thousand Dollars ($15,500,000) at the sole option of the Company, to the extent of oversubscriptions, of Preferred Stock will be issued for cash consideration, (the “Cash Consideration”), and up to an aggregate of Seven Million Three Hundred Thousand Dollars ($7,300,000) of Preferred Stock will be issued in exchange (the “Exchange”) for consideration (the “Exchange Consideration” and, collectively with the Cash Consideration, as the case may be, the “Purchase Price”) consisting of the outstanding principal amount, together with accrued and unpaid interest thereon through the applicable Closing Date (as defined below), of certain Senior Convertible Promissory Notes issued between December 20, 2019 and January 9, 2020 (the “Promissory Notes”), pursuant to an Exchange Addendum (the “Exchange Addendum”), substantially in the form attached hereto as Exhibit B executed by the Company and such Investors (the “Exchange Investors” and, for the avoidance of doubt, each reference in this Agreement to the “Investors” shall include the “Exchange Investors”);

C           Each Series B Share shall be convertible into that number of shares (the “Conversion Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), determined by dividing the Per Share Purchase Price by $0.77 (the “Conversion Price”), subject to adjustment as set forth in the Certificate of Designation;

D.           As additional consideration for the issuance of the Series B Shares by the Company, the Company is issuing to the Investors warrants in substantially the form attached hereto as Exhibit C (the “Series B Warrants”), representing the right to purchase, at an exercise price of $0.85, subject to adjustment as set forth in the Series B Warrants, that number of shares of Common Stock (rounded down to the nearest whole share) (the “Warrant Shares”) equal to 50% of the total number of Conversion Shares issuable upon conversion of the Series B Shares purchased pursuant to this Agreement by each Investor;

E.           As additional consideration for the Exchange, the Company is also issuing solely to the Exchange Investors, in addition to the Series B Warrants, additional warrants in substantially the form attached hereto as Exhibit D (the “Exchange Warrants”), representing the right to purchase, at an exercise price equal to the exercise price of the Series B Warrants, that number of shares of Common Stock (the “Exchange Warrant Shares”), assuming conversion of the entire balance of such Exchange Investor’s Promissory Note, equal to 50% of the total number of the Note Warrant Shares (as defined in the Exchange Addendum) issuable upon conversion of such Exchange Investor’s Note Warrants (as defined in the Exchange Addendum), in each case held as of the applicable Closing Date; and

G.           In connection with the purchase of Series B Shares, Series B Warrants and, as applicable, Exchange Warrants pursuant to this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in substantially the form attached hereto as Exhibit E (the “Registration Rights Agreement”), pursuant to which the Company has agreed to register the Conversion Shares, the Warrant Shares and the Exchange Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. This Agreement, the Certificate of Designation, the Series B Warrants, Exchange Addendum (if applicable), the Exchange Warrants, the Registration Rights Agreement and the Escrow Agreement (as defined herein) are referred to herein collectively as the “Transaction Documents”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Issuance and Sale of the Series B Shares, Series B Warrants and, as applicable, Exchange Warrants. In reliance upon the representations, warranties and covenants of the parties set forth herein, the Company agrees to issue, sell and deliver to each Investor, and each Investor agrees, severally and not jointly, to purchase from the Company the Series B Shares in the respective amounts set forth below such Investor’s name on the signature page hereto, which Series B Shares shall include a Series B Warrant exercisable for that number of Warrant Shares set forth below Investor’s name on the signature page hereto, and solely with respect to Exchange Investors, shall include an Exchange Warrant exercisable for that number of Exchange Warrant Shares set forth below Investor’s name on the signature page hereto. The purchase price for the Series B Shares, Series B Warrant and, if applicable, Exchange Warrant, shall be equal to the aggregate amount set forth below Investor’s name on the signature page hereto. The Company and the Investor are executing and delivering this Agreement and issuing the Series B Shares, Series B Warrants and, if applicable, Exchange Warrants in accordance with, and in reliance upon, the exemption from securities registration afforded by Section 4(2) of the Securities Act, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder. The Series B Shares, the Series B Warrants, the Exchange Warrants (solely with respect to Exchange Investors), the Conversion Shares, the Warrant Shares and the Exchange Warrant Shares (solely with respect to Exchange Investors) are sometimes collectively referred to herein as the “Securities”.

2. Closing; Delivery. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall file the Certificate of Designation with the Secretary of State of Delaware. The Company will deliver to Investors the Series B Shares against receipt by the Company of the Purchase Price. Each Series B Warrant and, if applicable, Exchange Warrant shall be issued within three (3) business days following the receipt by the Company of the Purchase Price for the Series B Shares. The closings of the purchase and sale of the Series B Shares, Series B Warrants and, if applicable, Exchange Warrants to be acquired by the Investors from the Company under this Agreement (each, a “Closing”) shall occur at such time or times as the Company and the Placement Agent (as defined below) may determine in their sole discretion (each a “Closing Date”); provided that all of the conditions set forth in Sections 5 and 6 hereof and applicable to such Closing shall have been fulfilled or waived in accordance herewith. At or prior to each Closing, each Investor shall deliver its portion of the Purchase Price by wire transfer to an escrow account designated by the escrow agent in the Escrow Agreement substantially in the form attached hereto as Exhibit F (“Escrow Agreement”), or, solely with respect to Exchange Investors, by delivery to the Company of such Exchange Investor’s original Promissory Note, or an indemnification undertaking with respect to such Promissory Note in the event of the loss, theft or destruction of such Promissory Note. The first Closing shall be referred to as the “Initial Closing”; and the last Closing shall be referred to as the “Final Closing.”

3. Representations and Warranties of the Company. Except as set forth in the Commission Documents and subject to any exceptions set forth in schedules attached hereto, which schedules are incorporated herein by this reference, the Company hereby represents and warrants to each Investor that:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company and each such Subsidiary (as defined in Section 3(h)) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority to enter into and perform this Agreement and the other Transaction Documents, and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof. This Agreement, and, upon issuance, the Series B Warrants and Exchange Warrants will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(c) Authorization. The execution and delivery of this Agreement, the Series B Shares, the Series B Warrants, the Exchange Warrants, the Conversion Shares, the Warrant Shares and the Exchange Warrant Shares by the Company and the consummation by it of the transactions contemplated hereby and thereby (including the issuance of the Series B Shares, the Series B Warrants, and the Exchange Warrants, as well as the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of the Series B Shares, the issuance and reservation for issuance of the Warrant Shares upon exercise of the Series B Warrants, and the issuance and reservation for issuance of the Exchange Warrant Shares upon exercise of the Exchange Warrants) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, its stockholders (except for the Stockholder Approval) or its debt holders is required. When paid for and issued in accordance with the terms hereof, the Series B Shares (and Conversion Shares issuable upon conversion thereof in accordance with the Certificate of Designation) shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind and will have the relative rights, powers and preferences set forth in the Certificate of Designation. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement, such Warrant Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Exchange Warrant Shares are issued and paid for in accordance with the terms of this Agreement, such Exchange Warrant Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(d) Capitalization.

i. Except as set forth on Schedule 3(d) hereto, the Company has duly and validly authorized capital stock as set forth in the Commission Documents and in the Certificate and as in effect as of the applicable Closing Date. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable. Except as set forth in this Agreement, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed below, (i) there are no outstanding debt securities, or other form of material debt of the Company or any of its Subsidiaries, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Company or any of its Subsidiaries is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement and (vi) as of the date of this Agreement, to the Company’s and each of its Subsidiaries’ knowledge, no person or group of related persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act (as defined below)) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Any person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed, except where failure of the Company to receive such waiver would not have a Material Adverse Effect. There are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any company plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents. None of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any options issued pursuant the Company’s stock option plans.

ii. The Conversion Shares, the Warrant Shares, and Exchange Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Series B Shares, exercise of the Series B Warrants, or exercise of the Exchange Warrants (as applicable) in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

(e) No Conflicts.                                 The execution, delivery and performance by the Company of its obligations under the Transaction Documents will not: (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) or by-laws (“Bylaws”), or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets (including, without limitation, the Collateral) is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

(f) No Approvals. Except for (a) the filing of the Certificate of Designation and (b) the filing of a Notification Form: Listing of Additional Shares for the listing of the Conversion Shares, the Warrant Shares and the Exchange Warrant Shares on the Nasdaq Capital Market, and (c) the approval of the Proposal by the Company’s stockholders as contemplated in Section 8(i), no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents.

(g) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, the Form 10-Q for the fiscal quarter ended March 31, 2020 (the “Form 10-Q”) and the Form 10-K for the fiscal year ended December 31, 2019, (the “Form 10-K”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-Q and Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(h) Subsidiaries. Except as set forth in Schedule 3(h) hereto, the Commission Documents set forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(i) No Material Adverse Change. Since March 31, 2020 the Company has not experienced or suffered any Material Adverse Effect.

(j) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(k) No Undisclosed Events or Circumstances. Since March 31, 2020, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(l) Indebtedness. Except as set forth on Schedule 3(l) hereto, the Commission Documents set forth all currently outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or Indebtedness for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(m) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that, individually or in the aggregate, do not cause a Material Adverse Effect. Any leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(n) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(o) Compliance with Law. The business of the Company and the Subsidiaries has been and, to the best of the Company’s knowledge is, presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except where, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(p) Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(q) Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents, other than pursuant to an Engagement Agreement, dated as of May 1, 2020, by and between the Company and Alexander Capital L.P (the “Placement Agent”).

(r) Disclosure. To the Company’s knowledge, neither the representations and warranties contained in this Section 3 or the schedules hereto nor any other documents, certificates or instruments furnished to the Investors by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(s) Intellectual Property. The Company and the Subsidiaries own or possess the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable them to conduct their business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or the Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

(t) Environmental Compliance. To the best of the Company’s knowledge, the Company and the Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. To the Company’s knowledge, the Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company’s business or the business of any of its subsidiaries. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect and to the Company’s knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or the Subsidiaries that violate or may violate any Environmental Law after the applicable Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(u) Books and Records; Internal Accounting Controls. The records and documents of the Company and the Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(v) Securities Act of 1933.

i. Based in material part upon the representations herein of the Investors, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

ii. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(w) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(x) Transactions with Affiliates. Except for arm’s length transactions pursuant to which the Company or any of the Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of the Subsidiaries could obtain from third parties and other than the grant of stock options described in the Commission Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of the Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(y) No Integrated Offering. Except as set forth on Schedule 3(y) hereto, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(z) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(aa) Foreign Corrupt Practices. Neither the Company, nor any of the Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(bb) Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company’s financial statements for its most recent fiscal year end and interim financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

(cc) No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

(dd) No Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Commission Documents and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

4. Representations and Warranties by Investor.  Each Investor represents and warrants severally and not jointly, to the Company as of the time of issuance of the Series B Shares, Series B Warrants and, if applicable, Exchange Warrants as follows:

(a) Organization and Standing. If Investor is an entity, Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to carry on its business as now conducted and proposed to be conducted. If Investor is an entity, the address of its principal place of business is as set forth on the signature page hereto, and if Investor is an individual, the address of its principal residence is as set forth on the signature page hereto.

(b) Power. If Investor is an entity, Investor has all requisite legal and corporate or other entity power and authority to enter into, execute and deliver each of the Transaction Documents to which it is a party. Each Transaction Document to which Investor is a party has been duly and validly authorized, executed and delivered by Investor is the valid and binding obligation of Investor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(c) Authorization. If Investor is an entity, all corporate or other entity and legal action on the part of Investor, its officers, directors, managers, shareholders, partners, or members, as applicable, necessary for the execution and delivery of the Transaction Documents to which it is a party, the purchase of the Series B Shares, the Series B Warrant and, if applicable, the Exchange Warrant and the performance of Investor’s obligations such Transaction Documents have been taken.

(d) No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement or the other Transaction Documents by Investor nor the performance by Investor of its obligations hereunder will: (i) if Investor is an entity, conflict with Investor’s certificate of incorporation or bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Investor or any of the properties or assets of Investor; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Investor under, or result in the creation or imposition of any lien upon any properties, assets or business of Investor under, any material contract or any order, judgment or decree to which Investor is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its ability to perform its obligations under the Transaction Documents.

(e) Acquisition for Investment. Investor is purchasing the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Investor does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Investor acknowledges that it (i) has such knowledge and experience in financial and business matters such that Investor is capable of evaluating the merits and risks of Investor’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation, and (iv) has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction.

(f) Rule 144. Investor understands that the Securities are “restricted securities” as defined in Rule 144, and must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Investor acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Investor has been advised that Rule 144 permits resales only under certain circumstances. Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g) No General Solicitation. The Investor acknowledges that the Securities were not offered to such Investor by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or the internet, or (ii) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications. Investor, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h) Accredited Investor. Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act and as set forth in Exhibit G attached hereto and made a part hereof, and such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Investor is not a broker-dealer. Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i) Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

i.  “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE TRANSFEROR, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933.”

ii.  If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

(j) Prohibited Transactions. With respect to each Investor, since the earlier of (i) such time as such Investor was first contacted by the Company or any other person acting on behalf of the Company regarding the transactions contemplated hereby or (ii) thirty (30) days prior to the date hereof, neither such Investor nor any affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date (as defined in the Registration Rights Agreement) or (iii) the Effectiveness Deadline (as defined in the Registration Rights Agreement), each Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction (other than any short sale, whether or not against the box). Such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any short sale, whether or not against the box, prior to the earliest to occur of (i) the termination of this Agreement or (ii) the applicable Closing Date. Each Investor acknowledges that the representations, warranties and covenants contained in this Section 4(j) are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 4(j).

5. Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Investors at each Closing is subject to the satisfaction or waiver, at or before the applicable Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Investors’ Representations and Warranties. The representations and warranties of each Investor, and the representations and warranties of each Exchange Investor included in the Exchange Addendum, shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the applicable Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Investors. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to the applicable Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The portion of the Purchase Price for the Securities attributable to Investor shall have been delivered to the Company on the applicable Closing Date.

(e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Investors and, with respect to the Escrow Agreement, the escrow agent, to the Company.

(f) Delivery of Promissory Notes. Solely with respect to Exchange Investors, the original Promissory Notes being exchanged for the Securities attributable to such Exchange Investor, or an indemnification undertaking with respect to such Promissory Note in the event of the loss, theft or destruction of such Promissory Note, shall have been delivered to the Company on the applicable Closing Date.

6. Conditions Precedent to the Obligation of the Investors to Close and to Purchase the Securities. The obligation hereunder of the Investors to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Investors’ sole benefit and may be waived by the Investors at any time in their sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the applicable Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Series B Shares. At or prior to the Initial Closing, the Company shall have filed the Certificate of Designation with the Secretary of State of Delaware.

(f) Conversion Shares, Warrant Shares and Exchange Warrant Shares. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Conversion Shares, the Warrant Shares and the Exchange Warrant Shares on the Nasdaq Capital Market.

(g) Secretary’s Certificate. The Company shall have delivered to the Investors a secretary’s certificate, dated as of the applicable Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Certificate of Designation, (iv) the Bylaws, each as in effect at the applicable Closing Date, and (v) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(h) Officer’s Certificate. On the applicable Closing Date, the Company shall have delivered to the Investors a certificate signed by an executive officer on behalf of the Company, dated as of the applicable Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the applicable Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(d) of this Section 6 as of the applicable Closing Date (provided that, with respect to the matters in paragraphs (d) of this Section 6, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(i) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the applicable Closing Date.

(j) Registration Rights Agreement. At the applicable Closing, the Company shall have executed and delivered the Registration Rights Agreement.

7. Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the applicable Closing shall terminate as follows:

i. Upon the mutual written consent of the Company and the Investors;

ii. By the Company if any of the conditions set forth in Section 5 shall have become incapable of fulfillment, and shall not have been waived by the Company;

iii. By an Investor (with respect to itself only) if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

iv. By either the Company or any Investor (with respect to itself only) if the applicable Closing has not occurred on or prior to July 31, 2020;

provided, however, that, except in the case of clause (iv) above, the party seeking to terminate its obligation to effect the applicable Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the applicable Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the applicable Closing pursuant to this Section 7, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the applicable Closing upon written notice to the Company and the other Investors. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8. Covenants. The Company covenants with each Investor as follows, which covenants are for the benefit of each Investor and their respective permitted assignees.

(a) Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Investors, or their respective subsequent holders. In furtherance and in limitation of the foregoing, the Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the applicable Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investors at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the applicable Closing Date.

(b) Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

(c) Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(d) Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

(e) Reporting Status; Listing.

i. So long as any Investor beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

ii. So long as any Investor beneficially owns any of the Securities, the Company shall maintain the listing and trading of its Common Stock on Nasdaq or any equivalent replacement exchange and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority and such exchanges, as applicable.

(f) Disclosure of Transaction. The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Certificate of Designation, and any press release) as soon as practicable following the Closing Date of the Initial Closing but in no event more than four (4) Trading Days following the Closing Date of the Initial Closing. “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

(g) No Integration. Except as set forth on Schedule 3(y) hereto, the Company has not and shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(h) Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for corporate and general working capital purposes, including the Company’s clinical trials and the repayment of Promissory Notes held by prior Investors that do not participate in this Exchange.

(i) Proxy Statement; Stockholders Meeting.

i. Promptly following the Final Closing, the Company shall take all action necessary to call a meeting of its stockholders (the “Stockholders Meeting”), which shall occur not later than 60 days following the Final Closing (the “Stockholders Meeting Deadline”), for the purpose of seeking approval (the “Stockholder Approval”) of the Company’s stockholders, among other things, for (w) the issuance of all Conversion Shares upon full conversion of the Series B Preferred Stock (as defined in the Certificate of Designation), (x) the issuance of all shares of Common Stock issuable upon full exercise of the Series B Warrants and the Exchange Warrants, (y) the Subsequent Financing (as defined in the Certificate of Designation) exchange rights pursuant to Section 8 of the Certificate of Designation and (z) the participation of certain directors and officers of the Company as Investors, as applicable, in the Exchange and offering of the Securities for Cash Consideration hereunder, each in accordance with applicable law, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws, and the applicable requirements of the Trading Market (as defined in the Certificate of Designation) (the “Proposals”). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement. The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading. If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or any of its Subsidiaries or any of their respective Affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

ii. Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company's Board of Directors shall recommend to the Company's stockholders that the stockholders vote in favor of the Proposals (the “Company Board Recommendation”) and take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the stockholders for the Proposals unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence. The Company covenants that the Board of Directors of the Company shall not modify, amend or withdraw the Company Board Recommendation unless the Board of Directors (after consultation with the Company’s outside counsel) shall determine in the good faith exercise of its business judgment that maintaining the Company Board Recommendation would violate its fiduciary duty to the Company’s stockholders. Whether or not the Company's Board of Directors modifies, amends or withdraws the Company Board Recommendation pursuant to the immediately preceding sentence, the Company shall in accordance with applicable law and the provisions of its Certificate and Bylaws, (i) take all action necessary to convene the Stockholders Meeting as promptly as practicable, but no later than the Stockholders Meeting Deadline, to consider and vote upon the approval of the Proposals and (ii) submit the Proposals at the Stockholders Meeting to the stockholders of the Company for their approval.

iii. If the Stockholder Approval has not been received on or prior to the ninetieth (90th) day following the Final Closing, the Series B Shares will be redeemed automatically as described in Section 9 of the Certificate of Designation.

iv. Each Investor agrees to vote all shares of capital stock of the Company that it beneficially owns in favor of the approval of the Proposals at the Stockholders Meeting, and at any adjournment or postponement thereof.

9. Indemnification.

(a) General Indemnity. The Company agrees to indemnify and hold harmless the Investors (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Investors as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Investor severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Investor herein. The maximum aggregate liability of each Investor pursuant to its indemnification obligations under this Section 9 shall not exceed the portion of the Purchase Price paid by such Investor hereunder.

(b) Indemnification Procedure. Any party entitled to indemnification under this Section 9 (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party, which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent. Notwithstanding anything in this Section 9 to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section 9 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

10. Miscellaneous

(a) Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b) Confidentiality; Non-Public Information.   Investor acknowledges and agrees that that the existence of this Agreement and the information contained herein and in the other Transaction Documents is of a confidential nature and shall not, without the prior written consent of the Company, be disclosed by Investor to any person or entity, other than Investor’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and that it shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement. Investor further acknowledges and agrees that the information contained herein and in the other documents relating to this transaction may be regarded as material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Investor shall not purchase or sell any securities of the Company, or communicate such information to any other person.

(c) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles, which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(d) Consent to Jurisdiction; Venue. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Investor consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10(d) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Investors hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

(e) Entire Agreement. This Agreement together with the exhibits attached hereto constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

(f) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent to the addresses listed on the signature page hereto or at such other addresses as the parties shall have furnished to each other in writing. Notices sent via hand delivery shall be effective when received, notices sent facsimile shall be effective upon written confirmation of transmission (if also sent by another form of notice permitted hereunder within 24 hours of sending the facsimile), notices sent by overnight courier shall be effective upon receipt, and notices mailed by certified or registered mail, postage prepaid return receipt requested, shall be effective five business days after deposit with the U.S. Postal Service.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the applicable Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Investors may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the Series B Shares then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k) Validity. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ADDRESS:	AzurRx BioPharma, Inc.
760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, NY 11226	By: James Sapirstein Chief Executive Officer

[Signature Page to Convertible Preferred Stock and Warrant Purchase Agreement]-

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ADDRESS:	INVESTOR:
By: Name: Title:
Aggregate Cash Consideration:: $_________
Aggregate Exchange Consideration: $_________ Number of Series B Shares: _________ Number of Warrant Shares: ____________________ Number of Exchange Warrant Shares: ____________________

[Signature Page to Convertible Preferred Stock and Warrant Purchase Agreement]-

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT B

FORM OF EXCHANGE ADDENDUM

EXCHANGE ADDENDUM

This EXCHANGE ADDENDUM (this “Addendum”) is made effective as of July 16, 2020 (the “Execution Date”) by and among AzurRx BioPharma, Inc., a Delaware corporation (the “Company”) and certain holders of the Company’s senior convertible promissory notes whose signatures appear on the signature page attached hereto (each a “Holder” and collectively the “Holders”).

WHEREAS, the Company and each Holder entered into a Note Purchase Agreement dated between December 20, 2019 and January 9, 2020 (the “Note Purchase Agreement”), pursuant to which the Company issued and sold to each Holder: (i) a Senior Convertible Promissory Note (each a “Promissory Note” and together, the “Promissory Notes”), convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.97 per share and (ii) a common stock purchase warrant exercisable for shares of Common Stock, at $1.07 per share, equal to 50% of the total number of shares of Common Stock issuable upon conversion of the related Promissory Note;

WHEREAS, pursuant to the Convertible Preferred Stock and Warrant Securities Purchase Agreement (the “Agreement”) to which this Addendum is a part, the Company is currently conducting a private placement (the “Private Placement”) of Securities (as defined in the Agreement);

WHEREAS, the Company desires to issue to each applicable Holder, and each applicable Holder desires to acquire from the Company, in exchange for such Holder’s Promissory Note, that number of Securities as is issuable pursuant to the Agreement for consideration in an amount equal to the outstanding principal balance of such Promissory Note, together with all accrued and unpaid interest thereon through the applicable Closing Date (as defined in the Agreement), upon the terms and conditions set forth herein and therein (the “Exchange”), and pursuant to such Exchange each applicable Holder shall be deemed an Exchange Investor (as such term is defined in the Agreement) under the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Addendum and the Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

2. Exchange.

(a) Exchange of Promissory Note. Subject to the terms and conditions set forth in this Addendum and the Agreement, each applicable Holder agrees that such Holder shall exchange such Holder’s Promissory Note for the issuance of such number of Securities as is issuable pursuant to the Agreement for consideration in an amount equal to the outstanding principal balance of such Holder’s Promissory Note, together with all accrued and unpaid interest thereon through the applicable Closing Date.

(b) Cancellation of Promissory Note. Each applicable Holder acknowledges and agrees that, effective as of the applicable Closing Date, the Promissory Note shall be deemed automatically canceled in full and of no further force or effect and shall thereafter represent only the right to receive the Securities.

3. Holder Representations and Warranties. The Holder hereby represents and warrants to the Company as follows on the Execution Date and the applicable Closing Date:

(a) Ownership of the Promissory Note. The Holder is the sole beneficial owner of the Promissory Note in the aggregate principal amount set forth opposite its name on the signature page hereto.

(b) Liens. The Promissory Note is held by the Holder free and clear of any and all liens, claims, pledges, hypothecations, charges, mortgages, security interests or encumbrances of any kind.

(c) Other Agreements. Other than this Addendum and the Agreement, the Holder is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) the Promissory Note (or any rights or interest of any nature whatsoever in or with respect to the Promissory Note), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Promissory Note.

[signature page follows]

IN WITNESS WHEREOF, the Holder has caused this Addendum to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ADDRESS:	INVESTOR:
By: Name: Title:
Aggregate Principal Amount of Promissory Note: $______________
Accrued and unpaid interest on Promissory Note as of the date hereof: $______________

[Signature Page to Exchange Addendum]

EXHIBIT C

FORM OF SERIES B WARRANT

EXHIBIT D

FORM OF EXCHANGE WARRANT

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT F

FORM OF ESCROW AGREEMENT

EXHIBIT G

ACCREDITED INVESTOR PAGE FOR PURCHASERS